FINANCIAL STATEMENTS



SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM U-1





CINERGY CORP.

CONSOLIDATED



AS OF JUNE 30, 1995



(Unaudited)



Pages 1 through 6

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                  (in thousands, except per share amounts)
OPERATING REVENUES
  Electric                                        $2,478,494            $55     $2,478,549
  Gas                                                383,868                       383,868
                                                   2,862,362             55      2,862,417

OPERATING EXPENSES
  Fuel used in electric production                   723,749                       723,749
  Gas purchased                                      192,327                       192,327
  Purchased and exchanged power                       31,155                        31,155
  Other operation                                    567,004           (165)       566,839
  Maintenance                                        193,764                       193,764
  Depreciation                                       291,043                       291,043
  Amortization of phase-in deferrals                   2,273                         2,273
  Post-in-service deferred operating
    expenses -- net                                   (5,090)                       (5,090)
  Taxes
    Federal and state income                         158,951             83        159,034
    State, local and other                           247,216                       247,216
                                                   2,402,392            (82)     2,402,310

OPERATING INCOME                                     459,970            137        460,107

OTHER INCOME AND EXPENSES - NET
  Allowance for equity funds used during
    construction                                       3,755                         3,755
  Post-in-service carrying costs                       8,055                         8,055
  Phase-in deferred return                             8,161                         8,161
  Income taxes                                         9,654                         9,654
  Other - net                                        (21,609)             9        (21,600)
                                                       8,016              9          8,025

INCOME BEFORE INTEREST AND OTHER CHARGES             467,986            146        468,132

INTEREST AND OTHER CHARGES
  Interest on long-term debt                         215,748                       215,748
  Other interest                                      23,639                        23,639
  Allowance for borrowed funds used
    during construction                              (10,542)                      (10,542)
  Preferred dividend requirements of
    subsidiaries                                      34,630                        34,630
                                                     263,475              -        263,475

NET INCOME                                          $204,511           $146       $204,657

AVERAGE COMMON SHARES OUTSTANDING                    152,331                       152,331

EARNINGS PER COMMON SHARE                              $1.33                         $1.34

DIVIDENDS DECLARED PER COMMON SHARE                    $1.60

CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

ASSETS
                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                               (in thousands)
UTILITY PLANT - ORIGINAL COST
  In service
    Electric                                      $8,393,518                    $8,393,518
    Gas                                              664,536                       664,536
    Common                                           184,750                       184,750
                                                   9,242,804              -      9,242,804
  Accumulated depreciation                         3,262,715                     3,262,715
                                                   5,980,089              -      5,980,089

  Construction work in progress                      241,987                       241,987
      Total utility plant                          6,222,076              -      6,222,076

CURRENT ASSETS
  Cash and temporary cash investments                 25,206            146         25,352
  Restricted deposits                                  4,646                         4,646
  Accounts receivable less accumulated
    provision of $10,212,000                         251,888                       251,888
  Materials, supplies and fuel
    - at average cost
      Fuel for use in electric production            160,363                       160,363
      Gas stored for current use                      21,187                        21,187
      Other materials and supplies                    93,722                        93,722
  Property taxes applicable to subsequent year       134,729                       134,729
  Prepayments and other                               46,947                        46,947
                                                     738,688            146        738,834

OTHER ASSETS
  Regulatory Assets
    Post-in-service carrying costs and
      deferred operating expenses                    188,061                       188,061
    Phase-in deferred return and depreciation        105,211                       105,211
    Deferred demand-side management costs            114,768                       114,768
    Amounts due from customers - income taxes        393,859                       393,859
    Deferred merger costs                             50,067                        50,067
    Unamortized costs of reacquiring debt             71,778                        71,778
    Other                                             81,665                        81,665
  Other                                              141,581                       141,581
                                                   1,146,990            -        1,146,990

                                                  $8,107,754         $146       $8,107,900

CINERGY CORP.
PRO FORMA CONSOLIDATED BALANCE SHEET
AT JUNE 30, 1995

CAPITALIZATION AND LIABILITIES
                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                          (dollars in thousands)
COMMON STOCK EQUITY
  Common stock - $.01 par value;
    Authorized shares - 600,000,000
    Outstanding shares - 156,567,331 Actual           $1,566                        $1,566
  Paid-in capital                                  1,570,873                     1,570,873
  Retained earnings                                  900,094            146        900,240
    Total common stock equity                      2,472,533            146      2,472,679

CUMULATIVE PREFERRED STOCK OF SUBSIDIARIES
  Not subject to mandatory redemption                227,915                       227,915
  Subject to mandatory redemption                    160,000                       160,000

LONG-TERM DEBT                                     2,652,382                     2,652,382
    Total capitalization                           5,512,830            146      5,512,976

CURRENT LIABILITIES
  Long-term debt and preferred stock
    of subsidiaries due within one year              150,400                       150,400
  Notes payable                                      244,000                       244,000
  Accounts payable                                   184,400                       184,400
  Refund due to customers                             15,796                        15,796
  Litigation settlement                               80,000                        80,000
  Accrued taxes                                      261,787                       261,787
  Accrued interest                                    56,740                        56,740
  Other                                               39,544                        39,544
                                                   1,032,667              -      1,032,667

OTHER LIABILITIES
  Deferred income taxes                            1,074,724                     1,074,724
  Unamortized investment tax credits                 190,804                       190,804
  Accrued pension and other postretirement
    benefit costs                                    153,753                       153,753
  Other                                              142,976                       142,976
                                                   1,562,257              -      1,562,257

                                                  $8,107,754           $146     $8,107,900

CINERGY CORP.
PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN RETAINED EARNINGS
TWELVE MONTHS ENDED JUNE 30, 1995

                                                                 Pro Forma
                                                   Actual       Adjustments     Pro Forma
                                                               (in thousands)

BALANCE JULY 31, 1994                               $943,659                      $943,659

  Net income                                         204,511            146        204,657
  Dividends on common stock                         (243,797)                     (243,797)
  Other                                               (4,279)                       (4,279)


BALANCE JUNE 30, 1995                               $900,094           $146       $900,240

CINERGY CORP.

Pro Forma Consolidated Journal Entries to Give Effect to the
Sale of $2,644,000 worth of appliances and electronics


Entry No. 1

Cash and temporary cash investments                    $2,644,000
  Revenue - merchandising                                            $2,644,000

To record the sale of appliances and electronics.


Entry No. 2

Gross receipts tax - other                                $31,728
  Cash and temporary cash investments                                    $31,728

To record Indiana gross receipts tax of 1.2% on the sale of appliances and electronics.


Entry No. 3

Cost - merchandising                                   $2,278,000
  Cash and temporary cash investments                                 $2,278,000

To record the cost of appliances and electronics sold.


Entry No. 4

Cost - merchandising                                     $100,000
  Cash and temporary cash investments                                   $100,000

To record out-of-pocket expenses (primarily sales and advertising) asssociated with the sale of appliances and electronics.


Entry No. 5

Revenue - merchandising                                   $54,900
  Other revenue - electric                                               $54,900

To record gross margin allocable to electric utility jurisdiction.


Entry No. 6

Cost - merchandising                                     $165,000
  Other operation - electric                                            $165,000

To record labor expenses allocable to the sale of appliances and electronics.


Entry No. 7

Federal income tax - electric                             $76,965
State income tax - electric                                 6,432
Federal income tax - other                                  5,030
State income tax - other                                      420
  Cash and temporary cash investments                                    $88,848

To record income taxes on the sale of appliances and electronics at effective rates of 35% for Federal income taxes and 2.925% for Indiana income taxes.